UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 7, 2007
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (714) 765-0010
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On June 7, 2007, NextPhase Wireless, Inc. (the"Company") and Russell Bedford Stefanou Mirchandani LLP, the Company's independent accountants for the Company's most recent fiscal year, agreed to cease their client-auditor relationship. In connection with its audit for fiscal year 2006, and during the interim period preceding such mutually-agreed cessation, there were no disagreements between the Company and Russell Bedford Stefanou Mirchandani LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Russell Bedford Stefanou Mirchandani LLP, would have caused them to make reference thereto in their report on the financial statements.

Russell Bedford Stefanou Mirchandani LLP's report with respect to the Company's financial statements for 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however, such report was modified as to uncertainty regarding the Company's ability to continue as a going concern.

The Company has requested that Russell Bedford Stefanou Mirchandani LLP furnish it with a letter addressed to the Securities and Exchange Commission confirming that they agree with the above statements. A copy of such letter, dated June 7, 2007, is filed as Exhibit 16.2 to this Form 8-K.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

16.1	Cessation of Client-Auditor Relationship

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTPHASE WIRELESS, INC.

Date: June 14, 2007	By:	/s/ Robert M. Ford
Robert M. Ford President / Chief Executive Officer